Exhibit 99.1

Albany International Corp. Appoints A. William Higgins as Chief Executive Officer

ROCHESTER, N. H., January 21, 2020 – Albany International Corp. (NYSE: AIN) announced today that its Board of Directors has appointed A. William Higgins as President and Chief Executive Officer, effective January 20, to succeed Olivier Jarrault, who has resigned by mutual agreement with the Board. Erkie E. Kailbourne, who currently serves as a Director of Albany, will return to his role as Chairman of the Board of Directors, succeeding Mr. Higgins. Mr. Jarrault will assist with the transition.

Mr. Kailbourne said: “We are grateful to Olivier for the important contribution he has made to our business. Under his leadership, Albany has delivered impressive financial results, significantly advanced its productivity and operational capabilities and attracted first-class talent. The Board and I are confident that Bill is the right person to build on this momentum. Bill is an industry veteran, with a proven track record of strong leadership, and a deep knowledge of Albany’s operations.”

Mr. Higgins, 61, brings a wealth of industry experience to his new role. He has held a wide range of leadership positions at public companies, including as CEO and Chairman of CIRCOR International Inc. between 2008 and 2012. Prior to joining CIRCOR, he held a variety of senior management positions with Honeywell International and AlliedSignal. Mr. Higgins has served on the Board of Albany since 2016 and as Chairman of the Board from February 2019. Mr. Higgins will be closely supported by business segment leaders Daniel Halftermeyer, President – Machine Clothing – and Greg Harwell, Group President – Albany Engineered Composites, as well as Chief Financial Officer Stephen Nolan.

Mr. Higgins said: “I am excited to assume this role and will continue the progress we have made in driving operational excellence across the business under Olivier’s tenure. We have an exceptional team at Albany, and I look forward to working closely with Daniel, Greg, Stephen and the other members of the senior management team as we execute our strategy to deliver great value to our customers and shareholders.”

Mr. Jarrault said: “I am proud of what we have accomplished over the past two years with my Albany colleagues and to be leaving the company well positioned to deliver on its strategic and operational objectives and for future growth. The Board and I have agreed that this is the right time for new leadership at Albany, and I have every confidence that Albany will continue to grow and thrive under Bill and the senior management team.”

About Albany International Corporation

Albany International Corp. is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of fabrics and process felts used in the manufacture of all grades of paper products. Albany Engineered Composites is a rapidly growing designer and manufacturer of advanced materials-based engineered components for jet engine and airframe applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 plants in 11 countries, employs 4,450 people worldwide, and is listed on the New York Stock Exchange (Symbol: AIN). Additional information about the company and its products and services can be found at www.albint.com.

Contacts:

John Hobbs

(603) 330-5897

John.Hobbs@albint.com

Stephen Nolan

(603) 330-5899

Stephen.Nolan@albint.com

Cautionary Note Regarding Forward-Looking Statements

This press release may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “will,” “strategy,” “believe” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release include, without limitation, statements about the strategy and growth potential of the Company. Such forward-looking statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.